THIS DEBT SETTLEMENT AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND PROVINCIAL LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated for reference the 3rd day of April, 2014.

BETWEEN:

NAKED BRAND GROUP INC., a corporation duly incorporated under the laws of Nevada, with a business address at 2 – 34346 Manufacturers Way, Abbotsford, British Columbia V2S 7M1

(the “Company”)

AND:

TIME TREND DEVELOPMENT, having an address at Room 802, 8-F Jubilee Center, 18 Fenwick Street, Wanchai, Hong Kong

(the “Subscriber”)

WHEREAS:

A.     The Company is indebted to the Subscriber pursuant to a promissory note dated August 1, 2013 (the “Promissory Note”) between the Subscriber and the Company in the principal amount of $75,000 plus accrued interest therein of $4,685 for a total amount of $79,685 (the “Indebtedness”);

B.     The Company wishes to settle the Indebtedness by allotting and issuing to the Subscriber 796,850 shares of common stock of the Company (the “Shares”) at a deemed price of $0.10 per Share in full discharge and complete satisfaction of the Indebtedness, and the Subscriber has agreed to accept such consideration in full satisfaction of the Indebtedness; and

C.     The Company and the Subscriber have agreed that the Shares will be subject to a twelve (12) month lock-up period (the “Lock-up Period”).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      Payment of Indebtedness

1.1    As full and final payment of the Indebtedness, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Shares, as fully paid and non-assessable, and the Subscriber will accept the Shares as full and final payment of the Outstanding Amount.

2.      Release

2.1    The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Indebtedness will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Indebtedness.

2.2     Prior to receiving the Shares, the Subscriber must complete, sign and return to the Company an executed copy of this Agreement. This Agreement shall be binding on the Subscriber upon delivery to the Company of a copy of this Agreement.

3.      Documents Required from Subscriber

3.1    The Subscriber must complete, sign and return to the Company:

(a)	two (2) executed copies of this Agreement; and

(b)	a National Instrument 45-106 (“NI 45-106”) Questionnaire in the form attached as Exhibit A (the “Questionnaire”).

3.2     The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board, stock exchanges and applicable law.

4.      Closing

4.1     Closing of the offering of the Shares (the “Closing”) shall occur on such date as may be determined by the Company and the Subscriber (the “Closing Date”).

5.      Acknowledgements of Subscriber

5.1     The Subscriber acknowledges and agrees that:

(a)

the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), or under any securities or "blue sky" laws of any state of the United States and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to a U.S. Person, as that term is defined in Regulation “S” (“Regulation “S”) promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the 1933 Act, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state, provincial and foreign securities laws;

(b)

the Shares are being issued to the Subscriber by the Company pursuant to an exemption from applicable Canadian securities laws as set out in National Instrument 45-106 (“NI 45-106”) of the Canadian Securities Administrators adopted by the British Columbia Securities Commission (the "BCSC");

(c)	the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or any other securities legislation;

(d)

the decision to execute this Subscription Agreement and purchase the Shares has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon information provided by the Company in this document or that is publicly available on the EDGAR website maintained by the SEC (collectively, the "Company Information").

(e)

the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to review the Company Information and to ask questions of and receive answers from the Company regarding the offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Company Information, or any other document provided to the Subscriber;

(f)	by execution hereof the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Shares pursuant to this Subscription Agreement;

(g)

the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Agreement and the Questionnaire and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Agreement or the Questionnaire;

(h)

the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(i)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to the applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii)	applicable resale restrictions;

(j)

the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(k)

in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber’s ability to resell any of the Shares in Canada under applicable provincial securities laws and Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over the Counter Markets (“MI 51-105”) of the Canadian Securities Administrators;

(l)

the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Shares through a person registered to sell securities and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies, including statutory rights of rescission or damages, will not be available to the Subscriber;

(m)	the Shares are not listed on any stock exchange and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange;

(n)	neither the SEC, nor any other securities regulatory authority has reviewed or passed on the merits of the Shares;

(o)	no documents in connection with Subscriber’s acquisition of Shares have been reviewed by the SEC, nor by any other state securities administrators;

(p)	there is no government or other insurance covering any of the Shares;

(q)

the Company will refuse to register the transfer of any of the Shares to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and, in each case, in accordance with any other applicable laws; and

(r)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6.      Representations, Warranties and Covenants of the Subscriber

6.1     The Subscriber hereby represents and warrants to and covenants with the Company, as of the date of this Agreement that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(c)	the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Agreement;

(d)

the sale of the Shares to the Subscriber as contemplated by the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Shares to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence or domicile;

(e)	the Subscriber:

(i)

is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Shares,

(ii)

is acquiring the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Subscriber is permitted to acquire the Shares under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)

represents and warrants that the applicable laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Shares,

(iv)	represents and warrants that the purchase of the Shares by the Subscriber does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.	any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

(v)

will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably;

(f)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(g)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(h)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(i)

the Subscriber is aware that an investment in the Company is speculative and involves certain risks (including those risks disclosed in the Public Record), including the possible loss of the entire investment;

(j)

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and agrees that the Company will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Shares and the Company;

(k)

all information contained in the Questionnaire, is complete and accurate and may be relied upon by the Company, and the Subscriber will notify the Company immediately of any material change in any such information occurring prior to the acceptance of this Agreement;

(l)

the Subscriber is acquiring the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Subscriber has not subdivided his interest in the Shares with any other person;

(m)

the Subscriber (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(n)

the Subscriber is not an underwriter of, or dealer in, any of the Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares or any of them;

(o)

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(p)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares,

(ii)	that any person will refund the purchase price of any of the Shares, or

(iii)	as to the future price or value of any of the Shares;

(q)

the Subscriber understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state, provincial and foreign securities laws;

(r)

the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(s)

the Subscriber acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(t)

hedging transactions involving the Shares may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable securities laws;

(u)

a subsequent trade in any of the Shares in or from any province or territory of Canada will be a distribution subject to the prospectus requirements of applicable provincial securities laws unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the any of the Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend specified in MI 51-105 or National Instrument 45-102, as applicable (the “51-105 Legend”);

(v)

as the Subscriber is not a resident of Canada, the Subscriber undertakes not to trade or resell any of the Shares in or from Canada unless the trade or resale is made in accordance with MI 51-105 or National Instrument 45-102, as applicable, and the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of these representations and warranties made in this subsection and agrees that if such representations and warranties are no longer accurate or have been breached, the Subscriber shall immediately notify the Company;

(w)

by executing and delivering this Agreement and as a consequence of the representations and warranties made by the Subscriber in this subsection, the Subscriber directs the Company not to include the 51-105 Legend on any certificates representing any of the Shares to be issued to the Subscriber and, as a consequence, the Subscriber will not be able to rely on the resale provisions of MI 51-105, and any subsequent trade in any of the Shares in or from any jurisdiction of Canada will be a distribution subject to the prospectus requirements of applicable Canadian securities laws;

(x)

if the Subscriber wishes to trade or resell any of the Shares in or from any jurisdiction of Canada, the Subscriber agrees and undertakes to return, prior to any such trade or resale, any certificate representing any of the Shares to the Company’s transfer agent to have the 51-105 Legend imprinted on such certificate or to instruct the Company’s transfer agent to include the 51-105 Legend on any ownership statement issued under a direct registration system or other book entry system; and

(y)	the Subscriber acknowledges and agrees that the Company shall not consider the Subscriber’s acceptance unless the undersigned provides to the Company, along with an executed copy of this Agreement:

(i)	fully completed and executed Questionnaire in the form attached hereto as Exhibit A; and

(ii)	such other supporting documentation that the Company or its legal counsel may request to establish the Subscriber’s qualification as a qualified investor.

6.2     In this Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Agreement includes any person in the United States.

7.      Indemnity and hold harmless

7.1     The Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any acknowledgment, representation or warranty of the Subscriber contained herein, the Acknowledgement or in any other document furnished by the Subscriber to the Company in connection herewith, being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

8.      Acknowledgement and Waiver

8.1     The Subscriber has acknowledged that the decision to acquire the Shares was made based solely on the Company Information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares. Because the Subscriber is not acquiring the Shares under a prospectus, the Subscriber will not have the civil protections, rights and remedies that would otherwise be available to the Subscriber under the securities laws in Canada, including statutory rights of rescission or damages.

9.      Representations and Warranties will be Relied Upon by the Company

9.1     The Subscriber acknowledges that the acknowledgements, representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to acquire the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the acknowledgements representations and warranties contained herein are true and correct as of the date hereof and the date of delivery and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of all of the Shares.

10.      Resale Restrictions and Lock-up Period

10.1     The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

10.2     The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Shares by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 10.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

10.3     For the duration of the Lock-up Period, the Subscriber agrees that it will not sell, deal in, assign, transfer in any manner whatsoever, or agree to sell, deal in, assign or transfer in any manner whatsoever, any of the Shares or beneficial ownership of or any interest in the Shares and the Company shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal and beneficial ownership of or interest in the Shares, except as may be required by reason of the death or bankruptcy of the Subscriber, in which case the Company shall hold the certificate or certificates for the Shares subject to this Agreement for whatever person or persons, firm or corporation may thus become legally entitled thereto.

11.      Collection of Personal Information

11.1     The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber's personal information for the purpose of fulfilling this Agreement and completing the allotment of Shares. The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, (c) tax authorities, (d) law enforcement authorities, (e) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (f) any of the other parties involved in the allotment and issuance, including legal counsel, and may be included in the Company’s record books. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be acquiring Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a)

the Corporation may deliver to the Alberta Securities Commission and/or the SEC certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of shares or other securities of the Corporation owned by the Subscriber, the number of Shares purchased by the Subscriber and the total purchase price paid for such Shares, the prospectus exemption relied on by the Corporation and the date of distribution of the Shares,

(b)

such information is being collected indirectly by the Alberta Securities Commission under the authority granted to it in securities legislation,

such information is being collected for the purposes of the administration and enforcement of the securities legislation of Alberta.

12.      Costs

12.1     The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

13.      Governing Law

13.1     This Agreement is governed by the laws of the State of Nevada. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the Courts of the State of Nevada.

14.      Survival

14.1     This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the acquisition of the Shares by the Subscriber pursuant hereto.

15.      Assignment

15.1     This Agreement is not transferable or assignable.

16.      Severability

16.1     The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

17.      Entire Agreement

17.1     Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

18.      Notices

18.1     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the delivery address on the first page of this Agreement and notices to the Company shall be directed to it at the address stated on the first page of this Agreement.

19.      Counterparts and Electronic Means

19.1     This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date hereinafter set forth.

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Details of Subscriber:

TREND TIME DEVELOPMENT LIMITED
(Name of Subscriber - please print)

By: 顏 均 彥
(Authorized Signature)

PRESIDENT
(Official Capacity or Title - please print)

YEN JU-SANG
(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

2401-2, 24/F JUBILEE CENTRE
(Subscriber's Address)

46 GLOUCESTER ROAD, WANCHAI, HONG KONG
(Subscriber's Address)

T 852-9792-2484
(Telephone Number)

TRENDTIMEDEV@HOTMAIL.COM
(E-Mail Address)

Register the Shares as set forth below:

(Name)

(Account reference, if applicable)

(Address)

(Address)

Deliver the Shares as set forth below:

(Name)

(Account reference, if applicable)

(Contact Name)

(Address)

(Address)

* * * *

A C C E P T A N C E

The above-mentioned Agreement in respect of the acquisition of the Shares is hereby accepted by Naked Brand Group Inc.

DATED at Vancouver, British Columbia, the 3rd day of April, 2014.

Per:
Authorized Signatory